TERRY AMISANO LTD.	AMISANO H ANSON
KEVIN HANSON, CA	CHARTERED ACCOUNTANTS

October 29, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:                                 Pro-Tech Holding Ltd. the "Company" – Form SB-2 Registration Statement

Dear Sir/Madame:

We hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated October 29, 2004, of the following:

-
Our report to the Board of Directors and Stockholders dated April 8, 2004 on the consolidated financial statements of the Company as at February 29, 2004 and for the period from December 23, 2003 (Date of Inception) to February 29, 2004.

-	Our report to the Stockholders dated April 8, 2004 on the financial statements of Power Grow System Ltd. as at February 29, 2004 and February 28, 2003 and for the years then ended.

Yours truly

AMISANO HANSON

/s/ Amisano Hanson

Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net